    As filed with the Securities and Exchange Commission on April 16, 1997.

                                                   Registration No. 333-20029-02
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ----------------



                     POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-8
                                       TO
                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                          WATSON PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)


             Nevada                                    95-3872914
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  (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                  Identification No.)


    311 Bonnie Circle, Corona, CA                        91720
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(Address of Principal Executive Offices)               (Zip Code)

(1)  Royce Laboratories, Inc. 1992 Stock Option Plan ("1992 Plan")

(2)  Royce Laboratories, Inc. 1995 Stock Option Plan ("1995 Plan")

(3) Stock Option Agreements granting options to various officers, directors, consultants, employees and former employees of Royce Laboratories, Inc. outside of the 1992 Plan and the 1995 Plan
-----------------------------------------------------------------------------
                           (Full title of the plans)


                               Allen Chao, Ph.D.
                      Chairman and Chief Executive Officer
                          Watson Pharmaceuticals, Inc.
                               311 Bonnie Circle
                                Corona, CA 91720
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                    (Name and address of agent for service)

 Telephone number, including area code, of agent for service: (909) 270-1400

============================================================================

                                    Copy to:

                               Michel J. Feldman
                               D'Ancona & Pflaum
                      30 North LaSalle Street, Suite 2900
                               Chicago, IL 60602
                           Telephone: (312) 580-2000


                                EXPLANATORY NOTE

     The designation of this Post-Effective Amendment as Registration No. 333-20029-02 denotes that this is the second Post-Effective Amendment to the Form S-4 filed by the Registrant in connection with the merger of a subsidiary of the Registrant with and into Royce Laboratories, Inc. ("Royce"). This Amendment relates to the shares of the Registrant's Common Stock issuable upon exercise of the stock options held by officers, directors, consultants, employees and former employees of Royce and eligible to be registered on Form S-8. All filing fees payable in connection with the registration of these securities were paid in connection with the filing of the Registrant's Form S-4 No. 333-20029.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The documents listed in (a) through (d) below are incorporated by reference in this registration statement; and all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents:


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
     (a) The registrant's annual report on Form 10-K for the fiscal year ended December 31, 1996.

     (b)  The registrant's current reports on Form 8-K (i) dated December
          24, 1996 and filed January 9, 1997 and (ii) dated February 27, 1997 and filed March 14, 1997.

     (c) The description of the registrant's Common Stock contained in the registration statement on Form 8-A dated April 3, 1992, filed under
          Section 12 of the Securities Exchange Act of 1934, File No. 0-20045, together with any amendment or report filed for the purpose of updating such description.

     (d) Annual report of Royce on Form 10-K for the year ended December 31, 1996.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock offered hereby will be passed upon by D'Ancona & Pflaum, Chicago, Illinois. Mr. Michel J. Feldman, a
Director and Secretary of the registrant and a partner of D'Ancona & Pflaum, beneficially owns 24,750 shares of the registrant's Common Stock. Other members of D'Ancona & Pflaum beneficially own additional shares of the registrant's Common Stock, which ownership is not material in the aggregate.

Item 6.  Indemnification of Directors and Officers.

     Section 78.751 of the Nevada Revised Statutes authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). The registrant has provided for indemnification to the fullest extent permitted by the provisions of the Nevada Revised Statutes in its Articles of Incorporation and Bylaws.

     The registrant maintains a directors' and officers' liability insurance policy that, subject to the terms and conditions of the policy, provides coverage of $20,000,000 in the aggregate (subject to a $250,000 retention per loss) arising from any wrongful act (as defined by the policy) in his or her capacity as a director or officer. The policy reimburses the registrant for amounts which lawfully indemnifies the registrant or as required or permitted by law to indemnify its directors and officers.


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
Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.


Exhibit No.      Description
-----------      -----------
    4.1          Registrant's Articles of Incorporation, as amended, filed as Exhibit 3.1 to registrant's Registration Statement on Form S-1, File No. 33-46229,
                 and hereby incorporated by reference

    4.2          By-Laws of the registrant, as amended, filed as Exhibit 3.2 to registrant's
                 Registration Statement on Form S-1, File No. 33-46229, and hereby incorporated by reference

   *5.1          Opinion of D'Ancona & Pflaum

 **23.1          Consent of Price Waterhouse LLP (Costa Mesa)

 **23.2          Consent of Coopers & Lybrand L.L.P.

 **23.3          Consent of Deloitte & Touche LLP

 **23.4          Consent of Price Waterhouse LLP (Miami)

 **23.5          Consent of Arthur Andersen LLP

  *23.6          Consent of D'Ancona & Pflaum

  *24.1          Power of Attorney

-------------------
   *   Previously filed

  **   Filed herewith


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
Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
        Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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
        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 on Form S-8 to its Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on this 16th day of April, 1997.


                                            WATSON PHARMACEUTICALS, INC.
                                            (Registrant)


                                            By:  /s/ ALLEN CHAO
                                            ------------------------------
                                                     Allen Chao, Ph.D.
                                                     Chairman and Chief
                                                     Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 on Form S-8 to its Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated:


       Signatures                 Titles                           Date
       ----------                 ------                           ----

/s/ ALLEN CHAO            Chairman, Chief Executive            April 16, 1997
-----------------------   Officer and Director
    Allen Chao, Ph.D.     (Principal Executive and
                          Financial Officer)


         *                President and Director               April 16, 1997
-----------------------
  Melvin Sharoky, M.D.


         *                Vice President and Corporate         April 16, 1997
-----------------------   Controller (Principal
    Chato Abad            Accounting Officer)


         *                Secretary and Director               April 16, 1997
-----------------------
  Michel J. Feldman


         *                Director                             April 16, 1997
-----------------------
   Michael Fedida

     Signatures            Titles                             Date
     ----------            ------                             ----

         *                Director                       April 16, 1997
-----------------------
  Albert F. Hummel


         *                Director                       April 16, 1997
-----------------------
 Alec D. Keith, Ph.D.


         *                Director                       April 16, 1997
-----------------------
   Ronald R. Taylor


*By: /s/ ALLEN CHAO
-----------------------
         Allen Chao
      Attorney in fact

                                 EXHIBIT INDEX



Exhibit No.      Description
-----------      -----------
      4.1        Registrant's Articles of Incorporation, as amended, filed as Exhibit 3.1 to registrant's Registration Statement on Form S-1, File No. 33-46229,
                 and hereby incorporated by reference

      4.2        By-Laws of the registrant, as amended, filed as Exhibit 3.2 to registrant's
                 Registration Statement on Form S-1, File No. 33-46229, and hereby incorporated by reference

     *5.1        Opinion of D'Ancona & Pflaum

   **23.1        Consent of Price Waterhouse LLP (Costa Mesa)

   **23.2        Consent of Coopers & Lybrand L.L.P.

   **23.3        Consent of Deloitte & Touche LLP

   **23.4        Consent of Price Waterhouse LLP (Miami)

   **23.5        Consent of Arthur Andersen LLP

    *23.6        Consent of D'Ancona & Pflaum

    *24.1        Power of Attorney


---------------
  *   Previously filed

 **   Filed herewith


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